Exhibit 10.3

Dominion Homes, Inc.

2006 Incentive Compensation Program

William G. Cornely, Senior Vice President of Finance and CFO

Net Income (40% of Total)

Goal	Award
Target	$30,000
Stretch	$75,000
Exceptional	$125,000

Corporate Debt Management (40% of Total)

Goal	Award
100% of Target Debt Reduction	$30,000
133% of Target Debt Reduction	$75,000
166% of Target Debt Reduction	$125,000

Customer Satisfaction (20% of Total)

Goal	Award
94%	$15,000
95%	$37,500
96%	$62,500

Mr. Cornely will be entitled to receive a guaranteed minimum bonus for 2006 of $100,000.